UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2016

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 14, 2016, Express Scripts Holding Company (the “Company”) announced the early tender results and pricing for its tender offers (collectively, the “Tender Offers”) to purchase for cash up to an aggregate principal amount of the 7.125% senior notes due 2018 (the “ 2018 Notes”) issued by Medco Health Solutions, Inc., the 7.250% senior notes due 2019 (the “2019 Notes”) issued by Express Scripts, Inc. and the 6.125% senior notes due 2041 (the “2041 Notes” and, together with the 2018 Notes and the 2019 Notes, the “Notes”) issued by the Company that will not result in an aggregate amount that all holders of any such series of Notes are entitled to receive, excluding accrued and unpaid interest, for their Notes of such series that are validly tendered and accepted for purchase in the applicable tender offer exceeding the applicable aggregate maximum tender amount. The aggregate maximum tender amounts (as amended) for the 2018 Notes, the 2019 Notes and the 2041 Notes are $450.0 million, $188.8 million and $310.0 million, respectively. The Tender Offers were made pursuant to an offer to purchase dated June 29, 2016 and related letter of transmittal, which set forth the terms and conditions of the Tender Offers.

In order to receive additional consideration for tendering early, holders of Notes must have validly tendered and not validly withdrawn their Notes prior to or at 5:00 p.m., New York City time, on July 13, 2016 (the “Early Tender Date”). At the Early Tender Date, holders had tendered and not validly withdrawn approximately $368.5 million of the $1,200 million aggregate principal amount of outstanding 2018 Notes, $162.6 million of the $500 million aggregate principal amount of outstanding 2019 Notes and $316.5 million of the $700 million aggregate principal amount of outstanding 2041 Notes. Because the aggregate principal amount of 2041 Notes tendered and not validly withdrawn would result in an aggregate amount that all holders of 2041 Notes are entitled to receive, excluding accrued and unpaid interest, for their 2041 Notes exceeding the applicable aggregate maximum tender amount, the Company will not accept for purchase all 2041 Notes that have been tendered. Rather, the Company will accept 2041 Notes for purchase on a prorated basis, using a proration rate of approximately 0.7945. The Company will accept for purchase the aggregate principal amount of Notes tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment.

The Tender Offers expire at 11:59 p.m., New York City time, on July 27, 2016, unless extended or earlier terminated.

Furnished as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of the press releases announcing the early tender results and pricing, respectively, of the Tender Offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 14, 2016

99.2	Press Release, dated July 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: July 14, 2016	By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 14, 2016

99.2	Press Release, dated July 14, 2016